UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Reg. §240.14c-101

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

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T-REX OIL, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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T-REX OIL, INC.

520 Zang Street, Suite 250

Broomfield, CO 80021

NOTICE OF ACTION TO BE TAKEN BY

THE SHAREHOLDERS

October 26, 2016

To The Shareholders of T-Rex Oil, Inc.:

This information statement is being provided on behalf of the board of directors (the “Board”) of T-Rex Oil, Inc. (the “Company”) to record holders of shares of our common stock (“Holders of Record”) as of the close of business on the record date of August 19, 2016 (“the Record Date”).

The purpose of this Information Statement is to is to inform the holders of record, as of the close of business on August 19, 2016 (the “Record Date”), of shares of common stock, par value $0.001 per share (the “Common Stock”), of T-Rex Oil, Inc., a Colorado corporation, that our Board of Directors approved the following:

The spin-off of T-Rex’s subsidiary, Nexfuels, Inc. (“Nexfuels”), resulting in the T-Rex common stockholders, on the Record Date, owning a direct interest in Nexfuels that is proportionate to their ownership in T-Rex.

We encourage you to read the attached Information Statement carefully for further information regarding these actions. As a record holder of T-Rex common stock you became a beneficial owner of the right to receive shares of Nexfuels as of August 19, 2016. You will be entitled to receive one (1) share of Nexfuels common stock for every two (2) shares of T-Rex common stock owned by you on August 19, 2016. However, in accordance with rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actual distribution of Nexfuels shares to T-Rex stockholders will not occur until Nexfuels becomes a reporting company under the Exchange Act.

Colorado corporation law requires a stockholder vote to be taken only in the event of a sale of all or substantially all of the assets of the corporation. In this case, the assets of Nexfuels equaled less than 10% of T-Rex’s assets as August 19, 2016. Accordingly, no vote is required upon the Nexfuels spin-off. The Company is providing this Information Statement voluntarily, merely for informational purposes because Nexfuels is not currently a reporting subsidiary.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in substantial compliance with Regulation 14C of the Exchange Act. This Information Statement is first being mailed or furnished to stockholders on or about October 31, 2016.

The Company will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it.

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Only one information statement is being delivered to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a shareholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to the Company’s principal executive offices stating your name, your shared address and the address to which the Company should direct the additional copy of the information statement or by calling the Company’s principal executive offices. If multiple shareholders sharing an address have received one copy of this information statement and would prefer the Company mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to the Company’s principal executive offices.

We appreciate your continued interest in T-Rex Oil, Inc.

T-REX OIL, INC.

/s/ Donald Walford
Donald Walford,
Chief Executive Officer

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WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

T-REX OIL, INC.

520 Zang Street, Suite 250

Broomfield, CO 80021

October 27, 2016

INFORMATION STATEMENT AND NOTICE OF ACTIONS TAKEN BY

THE BOARD OF DIRECTORS

General Information

This Information Statement is being provided to the stockholders of T-Rex in connection with the following transaction:

The spin-off of T-Rex’s subsidiary, Nexfuels, Inc. (“Nexfuels”), resulting in the T-Rex common stockholders, on the Record Date, owning a direct interest in Nexfuels that is proportionate to their ownership in T-Rex. However, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), the actual distribution of Nexfuels shares to T-Rex stockholders will not occur until Nexfuels becomes a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

T-Rex Oil, Inc.

520 Zang Street, Suite 250

Broomfield, Colorado 80021

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information Stockholder Vote

Pursuant to Colorado corporation law, the dividend spin-off of our subsidiary, Nexfuels does not require approval by the vote of our common stockholders and this Information Statement is for informational purposes only pursuant to SEC rules. The SEC provides conditions that must be met when a parent is spinning off a subsidiary and not immediately registering the shares:

1. The parent shareholders do not provide consideration for the spun-off shares:

T-Rex shareholders will not provide consideration for the shares of Nexfuels common stock distributed to them.

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2. The spin-off is pro rata to the parent shareholders:

T-Rex will distribute one (1) share of Nexfuels common stock for every two (2) shares of T-Rex common stock owned. This distribution will be made as a pro rata dividend.

3. The parent must provide adequate information about the spin-off and the subsidiary to its shareholders and the trading markets:

The parent, T-Rex, has submitted the information statement to the SEC that describes the spin-off and the subsidiary that substantially complies with Regulation 14A or Regulation 14C under the Exchange Act. In addition, T-Rex’s filings under the Exchange Act include all current information about the spin-off and the operations of Nexfuels and its subsidiaries and the interests being spun-off. This condition will be satisfied when Nexfuels registers as a reporting company under the Exchange Act.

4. The parent has a valid business reason for the spin-off:

T-Rex’s Board of Directors believes that the spin-off will accomplish a number of important business objectives as described below under “Explanation of Actions to be Taken for the Dividend Spinoff.”

5. If the parent is spinning off restricted securities, the parent must have either: (i) held the restricted shares for two years or (ii) have formed the subsidiary, rather than having acquired it from a third-party:

The two-year holding period requirement does not apply since T-Rex formed the subsidiary being spun-off, rather than acquiring the business from a third party.

The Company will not be required to register the spin-off dividend shares. However, stockholders of T-Rex will receive book entry restricted shares at such time as Nexfuels registers as a reporting company under the Exchange Act.

Outstanding Voting Stock of the Company

As of the Record Date, the Company had: 275,000,000 authorized shares of common stock, of which 17,097,822 were issued and outstanding and 25,000,000 authorized shares of preferred stock of which shares are issued, but not outstanding, and not entitled to vote or to receive the Nexfuels dividend.

The holders of warrants and options to purchase an aggregate of 4,127,127 shares of T-Rex common stock ARE NOT entitled to share in the Nexfuels dividend shares. Thus, a total of 17,097,622 shares issued and/or reserved for issuance are entitled to receive the Nexfuels dividend shares. Each common stockholder will receive one (1) share of restricted Nexfuels common stock for every two (2) shares of T-Rex common stock owned on August 19, 2016.

Authorization or Issuance of Securities Otherwise for Exchange

Nexfuels was incorporated under the laws of Colorado on July 11, 2016. Nexfuels has 100,000,000 shares of common stock, $0.001 par value authorized and 25,000,000 shares of preferred stock authorized. As of August 18, 2016, there was 1 share issued and outstanding held by T-Rex.

The reasons for the spin-off and distribution of Nexfuels shares are set forth under “Explanation of Actions to be Taken for the Dividend Spin-off.” The existing stockholders of T-Rex as of August 19, 2016 will receive their proportionate share of Nexfuels common stock for no additional consideration.

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Nexfuels Common Stock

Each share of common stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the preferred stockholders, if any, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of common stock are entitled to receive such dividends as the Board of Directors may, from time to time, declare out of Company funds legally available for the payment of dividends. Upon any liquidation, dissolution or winding up of the Company, holders of shares of common stock are entitled to receive, pro rata, all of the assets of the Company available for distribution to stockholders after the satisfaction of the liquidation preference of the preferred stockholders, if any. The common stock is not convertible or redeemable. Neither the Company’s Certificate of Incorporation nor its By-Laws provide for pre-emptive rights. None of the stockholders have any pre-emptive rights to subscribe for or purchase any stock, warrants or other securities of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of October 25, 2016, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our named executive officers; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o T-Rex, Inc., 520 Zang St, Suite 250, Broomfield, Colorado 80021. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this Information Statement, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)

Executive Officers & Directors
Donald Walford, CEO & Chairman	1,080,000	6.31%
Martin Gottlob, VP of Geology & Director	750,000	4.38%
Allen Heim, VP of Operations & Director	755,000	4.41%
Andrew VanderPloeg, Director	491,195	2.87%
Herbert Sears, Director	66,667	0.39%

All executive officer and directors as a group (6 persons)	3,142,862	18,38%

5% Owners
SchwabenKapital GmbH (2)	1,480,152	8.65%
Werner Biberacher (2)	2,149,222	12.57%
RMI GmbH (3)	1,487,442	8.69%
Rainer Mayerhoffer (3)	1,926,463	11.26%
Jon Nicolaysen	1,052,500	6.15%

(1)	Based on 17,097,622 shares of our common stock issued and outstanding on October 25, 2016. Does not include shares of our common stock issuable upon the exercise of options and warrants issued and outstanding.

(2)	Mr. Werner Biberacher is the manager of SchwabenKapital GmbH and as such has the ability to vote the shares of SchwabenKapital GmbH. Mr. Biberacher holds 669,070 shares of common stock individually.

(3)	Mr. Mayerhoffer has the ability to vote the shares of RMI GmbH. Mr. Mayerhoffer holds 439,021 shares individually.

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QUESTIONS AND ANSWERS ABOUT THE DIVIDEND SPIN-OFF

What do stockholders need to do to participate in the spin-off?

Nothing. You are not required to take any action to receive common stock in the dividend spin-off, although we urge you to read this entire document carefully. No stockholder approval of the distribution is required by applicable law, and we are not seeking such stockholder approval.

Do I have to pay anything for the dividend stock?

No. You do not have to pay anything for the dividend stock you receive in the distribution. The distribution is in effect a dividend of certain property owned by the Company to its stockholders.

Do I have to send in my T-Rex, Inc. stock certificate?

No. You do not have to do anything to receive the dividend stock. If you are a T-Rex, Inc. stockholder as of the Record Date, you will be automatically credited with shares of Nexfuels Power, Inc. common stock to be distributed when Nexfuels becomes a reporting company.

How many shares of common stock will I receive?

You will receive one share of Nexfuels common stock, $.001 par value, for every two (2) shares of T-Rex, Inc. common stock you owned as of the Record Date.

Will I get a stock certificate?

No. The Company will not be required to register the spin-off dividend shares provided Nexfuels registers as a reporting company under the Exchange Act. Stockholders of T-Rex will receive book entry restricted shares only when Nexfuels registers as a reporting company, in accordance with SEC rules and regulations. At such time, transfer agent of Nexfuels will create an account for each T-Rex stockholder. On the effective date of the distribution, the transfer agent will credit the shares issued to each registered stockholder to their respective accounts with the transfer agent. This is called a “book-entry” system.

Will my T-Rex common stock continue to be publicly traded?

Yes. The T-Rex common stock will continue to be traded on the Over-The-Counter Market QB.

Will the dividend shares I receive in the distribution be publicly traded?

No. The dividend shares you receive for Nexfuels will not be publicly traded in the forseeable future.

RISK FACTORS RELATING TO THE DISTRIBUTION

Certain adverse tax consequences could arise by reason of the distribution.

It is possible that our stockholders could recognize a taxable gain on the difference between the fair market value of the common stock of Nexfuels it is receiving if it is greater than the stockholder’s tax basis in T-Rex common stock. The Company will distribute a Form 1099 to its stockholders reporting the fair value of the Nexfuels dividend shares. It will be up to each stockholder to determine his (her) basis in their T-Rex shares against the value of the Nexfuels dividend shares received. Furthermore, if the IRS successfully challenges the tax-free status of the distribution, those T-Rex stockholders who receive Nexfuels common stock in the distribution may suffer adverse tax consequences resulting from the characterization of the distribution as a taxable dividend to such stockholders.

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The dividend shares you receive will not be registered and not freely tradable.

The dividend shares you receive for Nexfuels will not be registered nor publicly traded. The decision to register as a reporting company with the SEC and distribute the Nexfuels shares depends on the completion of stand-alone audited financial statements of Nexfuels and consideration of Nexfuels’ financing efforts. Furthermore, Nexfuels decision to commence public trading in Nexfuels common stock depends on numerous factors, including management’s concerns over the securities markets, investment bankers’ concerns, or for any other valid reason.

Forward Looking Statements

This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Information Statement are forward-looking statements. Words such as “believes, “projects “anticipates,” “plans,” “expects,” “may,” “will,” “should,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s current beliefs and expectations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy, liquidity, and any pending litigation. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the SEC, including the Company’s Form 10-Ks, Form 10-Qs, Form 8-Ks, Proxy Statements and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

APPROVAL BY THE BOARD OF DIRECTORS

In April 2016, the Company entered into a Confidentiality Agreement and a Memorandum of Understanding (“MOU”) with Rocky Mountain Power, a division of PacifiCorp. The Memorandum provides both parties the opportunity for a period of 18 months to explore the feasibility of a Carbon Dioxide Capture Facility, exclusively. Upon the entrance into such agreement, management and the Board of Directors began to explore opportunities for the financing and development of such project, including the development of the carbon dioxide recovery project in a separate company able to develop the project and able to obtain necessary financing without the further dilution of the shareholders of T-Rex.

Nexfuels was formed under the laws of Colorado on July 11, 2016, as a wholly-owned subsidiary. In July 2016, the Board reviewed in detail and approved an equity plan to implement its strategy to assign the carbon dioxide recovery project to Nexfuels. At the time of incorporation, Mr. Edward Nichols was appointed the President and a director of Nexfuels. Messrs. Walford and Sears, directors of T-Rex were appointed to the Board of Directors of Nexfuels, as was Mr. Thomas Sweeney.

During August 2016, the Board of T-Rex, with the advice of legal advisors: (i) determined those shareholders of T-Rex to participate in the Nexfuels dividend shares; and (ii) approved the transfer to Nexfuels all of carbon dioxide recovery project.

On September 27, 2016, T-Rex publicly announced that it had set an August 19, 2016 as the official Record Date for the spin-off of Nexfuels to its securityholders, subject to certain regulatory notifications, approvals and other customary closing conditions.

In August 2016, the Nexfuels Board reaffirmed the August 19, 2016 Record Date.

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EXPLANATION OF ACTIONS TO BE TAKEN FOR THE DIVIDEND SPIN-OFF

The Board of Directors of the Company has adopted a resolution to assign its carbon dioxide recovery project to Nexfuels, Inc. Our Board of Directors believes that spinning-off the carbon dioxide recovery project will accomplish a number of important objectives. The spin-off will separate distinct lines of business with different financial, investment and operating characteristics so that each can adopt business strategies and objectives tailored to their respective markets. This will allow Nexfuels and the carbon dioxide recovery project, which have operations that are distinct from T-Rex’s oil exploration and production operations to better focus and prioritize the allocation of both companies’ management and implement their financial resources for achievement of their corporate objectives.

As described below, T-Rex is an independent oil and gas exploration and production company focused on the acquisition, enhancement and development of oil and gas assets primarily in the Rocky Mountain region of Wyoming. Based on a 2007 research study conducted by the Enhanced Oil Recovery Institute at the University of Wyoming using reservoir production data provided by the Wyoming Oil and Gas Conservation Commission (“WOGCC”), Wyoming has produced 7,024 million barrels of oil from 1,237 producing fields with the top 400 fields producing 97.7% of the total produced oil, or 6,865 million barrels of oil. A research report published by the Independent Petroleum Association of America in November 2014 ranked Wyoming as the 9th largest U.S. state in terms of crude oil production and the 5th largest U.S. state in terms of natural gas production. T-Rex’s management team has extensive experience acquiring, enhancing and operating oil and gas assets in Wyoming, which we believe will provide a competitive advantage in executing the Company’s business strategy.

Management believes that separation of the companies will benefit both companies’ businesses and their stockholders. To focus management and personnel on the two distinct segments, Nexfuels has brought in its own initial management team. Equally important is that the financing of the two segments is very different. The spinoff is intended to facilitate better access by both companies to the capital markets. The carbon dioxide recovery project will require large amounts of financing that are accessed from capital markets that include debt financing and equity financing.

The Board of Directors saw the value in the carbon dioxide recovery project, however, it was determined that in order to raise sufficient funds to implement their commercialization, it would need to raise substantial amounts of money, which would dilute current shareholder interests in T-Rex. Therefore, to focus and better implement these strategies, the Board unanimously approved the assignment of the carbon dioxide recovery project to Nexfuels and eventual the spin off of Nexfuels.

Record shareholders of T-Rex, as of the Record Date of August 19, 2016, will receive one share of Nexfuels common stock for every two shares (2) of T-Rex common stock owned. The stock dividend will be based upon 17,097,622 shares of T-Rex common stock that are issued and outstanding as of the Record Date.

T-Rex will distribute up to approximately 8,548,811 shares of Nexfuels common stock. The Nexfuels dividend shares will be sent to T-Rex stockholders in book entry only after Nexfuels becomes a reporting company under the Exchange Act.

Record shareholders of T-Rex will not automatically receive a paper certificate for shares of common stock. Only after Nexfuels is registered with the SEC as a reporting company, can the Nexfuels transfer agent create an account for each T-Rex stockholder. On the effective date of the distribution, the transfer agent will credit the restricted shares issued to each registered stockholder to their respective accounts with the transfer agent. This is called a “book-entry” system.

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The Business of T-Rex Post Nexfuels Dividend

T-Rex will continue its operations in oil and gas industry, focusing on the development of its existing properties.

Cole Creek Oil Field, Wyoming

Located in the southwest margin of the Powder River Basin in Natrona and Converse Counties, approximately 20 miles to the northeast of Casper, Wyoming. Our Leasehold historically produces from 4 Cretacious sand formations, the Shannon, the Frontier, the Dakota and the Lakota. Additionally, there is potential in the Muddy and the Tensleep or Minnelusa formations. We are currently reprocessing and reinterpreting Seismic data previously performed on parts of the property.

Production in the field at this time is from the 2nd Frontier and the Dakota and averages 60 BOPD. We have identified several behind pipe opportunities and plan to develop them in the near term.

Covering approximately 13,400 gross acres and 19 producing wells and 23 existing well bores.

We intend to focus on the re-development of the Shannon and Frontier formation using new technology and 3-D seismic re-work methods. We intend to drill edge and infill wells initially then develop the property for tertiary recovery using polymer floods, surfactants and possibly CO2 injection.

Burke Ranch Project, Natrona County, Wyoming

The Burke Ranch Field of Wyoming consists of approximately 4,500 acres located in the southwest corner of the Powder River Basin. The project has a potential for 40+ development and exploratory wells. Historically, the Dakota Formation has been the primary objective. The Burke Ranch Unit was originally developed on 80 acre spacing. Downsizing the spacing to 40 acres and drilling infill and edge wells offers low risk and high potential production.

We are currently permitting a small 3 D seismic project on our acreage to enable us to better define the best development opportunities. There could be additional potential in the Frontier (Wall Creek), Second Frontier, Niobrara, Mowry, and Tensleep Formations.

Burke Ranch Field offers a variety of drilling and development opportunities.

●	Tensleep Formation - new drilling on seismic anomaly

●	Dakota Formation – additional development of the Dakota Formation to re-work the field to increase existing production

●	Frontier Formation – to recomplete the existing wells to access existing reserves behind pipe.

Big Horn Basin Prospect

The Big Horn Basin, located in north-central Wyoming, is a geological structural basin of sedimentary rocks dating from the Cambrian to Miocene. The principal productive reservoir of oil in the Big Horn Basin to date has been the Pennsylvanian Tensleep Formation. Other producing horizons include the Mississippian Madison Limestone, Permian Phosphoria and the Cretaceous Frontier Sandstone.

Our Big Horn Basin projects currently produce from the Triassic Crow Mountain, Permian Phosphoria and Frontier formations. They provide us with both development and exploration opportunities.

The Big Horn Basin Prospect properties have a combination of development and exploration projects.

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Rawhide - This is an opportunity for development of existing production and exploration for deeper reserves. Cumulative historical production to date is approximately 147.0 MBO.

Meeteetse “Deep” - This is an opportunity to develop a large Phosphoria-Tensleep oil field. This is the largest project in the Western Interior portfolio. In mid-2008, the Carter 1 discovery well was re-entered and recompleted in the Phosphoria formation to restore production. Extensive testing and analysis have established Phosphoria 2P reserves on the 240 acre lease block.

Baird Peak - Baird Peak is a well-defined structure with 200’ of closure, with multiple pay objectives. Historically, it has produced 128,000 BO.

Nebraska

Sioux and Kimball County, Nebraska

We have development of the project through T-Rex #1. The project consists of:

●	We have a 100% WI and a 75% NRI in the well and key acreage of 240 acres.

●	We have sufficient acreage to drill two new wells in an up-dip direction structurally.

●	The Company has a 31.25% WI until payout, at which time the Company would get an additional 25% working interest for a total of 56.25% in a water injection-disposal project.

●	Water injection well application for permit was submitted and in early April 2015 it was approved for injection rates of 5,000 barrels of water per day, pending appeal.

●	Water injection well has been drilled and cased with 7 inch pipe.

Drilling Program and Field Activities

We initiated our operations in Wyoming with the acquisition of the acreage in the Burke Ranch in 2014. Since closing the Cole Creek acquisition, we have focused the majority of our activities in this field and developing a recompletion program and 3D Seismic reprocessing and interpretation program.

We believe there remain a number of activities to complete in the field, including further re-completions, down-spaced drilling and enhanced oil recovery techniques which will most likely start with CO2 “huff and puff” treatments.

Business Strategies

Our objective is to create shareholder value by identifying and assembling a portfolio of low-risk assets with attractive economic profiles and leveraging our technical and managerial expertise to deliver industry-leading results. We seek to achieve this objective by executing the following strategies:

●	Pursue Out of Favor Fields. We believe that many of our peers are currently looking to exit Wyoming to pursue other areas of operations. We attribute this trend to either the smaller size of their respective holdings, the fact that the majority of these assets represent conventional oil and/or natural gas production or the possibility that they currently lack the resources to focus on the best management of these assets. By contrast, given our management experience in this area, we seek to aggregate these assets, to achieve economies of scale, driving down our per unit operating costs, while increasing production by detailed field management and enhancement.

●	Seek Held by Production Acreage that Can Provide Future Upside. Our acquisition strategy is based on identifying and acquiring producing properties that we believe can be enhanced. However, given our experience in Wyoming, we anticipate that there will be further upside achieved if commodity prices improve through the exploration of deeper productive horizons. While we do not quantify this upside value, we seek acquisitions where we can secure this upside optionality while executing our core business strategy.

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The Business of Nexfuels

Nexfuels Inc. was formed under the laws of Colorado on July 11, 2016 and was created through a spin out of existing intellectual property and rights from T-Rex through an assignment of certain contracts and rights to develop CO2 capture opportunities. The development of CO2 capture systems and the related delivery pipelines are a significant undertaking, requiring years of work and large amounts of capital. Nexfuels will fund its operations separately from T-Rex.

Nexfuels will be focused on the development of exhaust stack supplies of carbon dioxide for use in enhanced oil recovery in the United States. The company intends to develop, build and operate commercial scale carbon capture systems on existing coal fueled electric power plants in the United States. Once the carbon dioxide has been captured, purified and condensed the company will sell and deliver the CO2 to oil producers in the surrounding areas through a company owned and operated CO2 pipeline.

Nexfuels expects to generate revenues from three sources. Tipping fees paid by the power plant operator where Nexfuels has installed a CO2 capture system. These fees will be paid for each ton of CO2 captured monthly. CO2 delivery fees will be paid by the oil field operator when Nexfuels delivers the CO2 at the delivery point. These fees will be paid for each mscf (1,000 standard cubic feet) of CO2 delivered on a monthly basis. The oil field operator will also pay Nexfuels a royalty for each barrel of oil recovered from CO2 flooded fields. The royalties are earned as oil is extracted from the field and are paid on a monthly basis.

Nexfuels expects to generate significant volumes of federal tax credits for the capture and use of CO2 in enhanced oil recovery operations. Under current federal tax rules, each ton of CO2 captured and used in enhanced oil recovery is eligible for a tax credit equal to $10.92 per ton. The cumulative tax credits in any given calendar year are projected to be greater than the tax burden incurred by Nexfuels. Nexfuels will look to sell the excess tax credits to eligible entities. Additional federal legislation has been proposed to increase and lengthen the qualifying period for carbon capture tax credits which could result in larger volumes of excess tax credits being generated.

Nexfuels initial operating expenses will be focused on securing the rights to assess the technical and economic feasibility of installing CO2 capture systems on coal burning power plants across the western part of the United States. Once these rights have been secured for a particular power plant, the company will then incur expenses for each individual power plant as it is put through a series of internal and external assessments to determine the feasibility of developing and operating a CO2 capture system.

1.	Business Development- Secure the exclusive right to assess, develop and construct a CO2 capture system on a coal burning power plant. These rights are secured through binding contracts with the power plant owner and include the requirement to provide access to the plant, its operating information and the cooperation of the plants personnel.

2.	Power Plant Assessments- These assessments are conducted by an Independent Engineer that has familiarity with the plant being assessed and has direct knowledge of CO2 capture systems. The assessments include a regulatory and permitting review, a technical review of the plant and an economic review of the cost to build and operate various industrial grade CO2 capture systems. These assessments will be combined with work completed by Nexfuels staff in assessing the market for CO2 in the surrounding 100 mile radius of the plant and with regard to proximity to existing CO2 transport pipelines. The output of these assessments includes economic pro forma for the cost to build and operate a CO2 capture system and any related delivery pipeline for the next 20 years.

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3.	Pre-Development Activities- If a power plant’s regulatory, technical and economic studies indicate a positive result, that project will move into the pre-development phase where certain rights and partners will need to be identified and contracted. These activities include reaching binding terms with the power plant owner ensuring Nexfuels has the right to build and operate a CO2 capture system on the power plant, cooperation in obtaining all necessary non-ministerial permits from local, state and federal regulators as well as various other economic and inter-operating agreement terms necessary for the two systems to operate in unison. Nexfuels will also be making a series of selections with regard to the CO2 capture technology to be used for the plant, the Engineering, Procurement and Construction contractor to be used for the CO2 plant as well as the pipeline EPC and operator.

4.	Full Development and Permitting- Full development activities will commence once the required economic terms have been agreed to between the power plant and Nexfuels and all other contracts have been executed enabling the design and engineering of the plant and the development of the permitting sets and applications. Development will require significant amounts of capital and it is expected that a separate fund raising will be conducted prior to a plant’s development start.

5.	Construction. Construction of the CO2 capture system and the pipeline will be dependent on securing the required construction financing as well as long term debt, equity and any available government grants or subsidies. The construction of the CO2 capture system and pipeline will be occurring simultaneously and are expected to span between 24 and 30 months in duration. It is expected that a separate project level financing will need to be conducted to fund the construction and initial operation of the CO2 capture system and pipeline.

6.	Operation. Operations will begin once the construction has been completed and the customers for the CO2 have completed their investments in their CO2 injection systems. Operations will need to be managed in unison with the coal burning power plant and will require integrated operations and health and safety plans.

T-Rex Oil entered into an exclusive Memorandum of Understanding with PacifiCorp, owned by Berkshire Hathaway Energy, to negotiate a contract to install a carbon capture system on PacifiCorp’s Dave Johnston power plant in Glenrock, Wyoming (“the Johnston MOU”). The Johnston MOU will be assigned to Nexfuels. Under the terms of the Johnston MOU, Nexfuels has the right to assess the regulatory, technical and economic feasibility of installing a CCS on the Dave Johnston power plant. The Johnston MOU further provides that the two parties will work in good faith to negotiate and finalize binding agreements for the installation and operation of a CCS on the power plant.

T-Rex Oil entered into a second exclusive Memorandum of Understanding with PacifiCorp to negotiate a contract to install a carbon capture system on PacificCorp’s Wyodak Plan in Gillete, Wyoming (“the Wyodak MOU”). This Wyodak MOU will also be assigned to Nexfuels. Similar to the Johnston MOU, the Wyodak MOU, Nexfuels has the right to assess the regulatory, technical and economic feasibility of installing a CCS on the Wyodak power plant. The Wyodak MOU further provides that the two parties will work in good faith to negotiate and finalize binding agreements for the installation and operation of a CCS on the power plant.

T-Rex Oil hired Sargent & Lundy, LLC to provide the regulatory, technical and economic studies of installing the CO2 capture system and the CO2 pipeline. The regulatory and permitting studies were completed in June, 2016 and in summary show no fatal flaws or red flags with regard to local, state and federal permitting. The technical and economic studies are currently underway and will be completed in October 2016. The engagement agreement with Sargent & Lundy and the feasibility study will be assigned to Nexfuels.

No Dissenter’s Rights

Under Colorado Law, our dissenting shareholders are not entitled to appraisal rights with respect to this dividend subsidiary spin-off, and we will not independently provide our shareholders with any such right.

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U.S. Federal Income Tax Consequences

You are urged to consult a tax advisor to determine the particular tax consequences of the spin-off to you, including the effect of any federal, state, local and any other tax laws. See “Risk Factors Relating to the Distribution” above.

Financial and Other Information

The following documents, filed by us with the Commission, are incorporated herein by reference:

(i) Our Annual Report filed on Form 10-K, filed with the SEC on August 11, 2016 for the fiscal year ended March 31, 2016;

(ii) Our Quarterly Report filed on Form 10-Q with the SEC on August 31, 2016 for the period ended June 30, 2016.

(iii) Our Current Reports and amendments thereto filed on Form 8-K with the SEC on April 8, 2016, September 13, 2016 and September 27, 2016.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 520 Zang Street, Suite 250, Broomfield, Colorado 80021, phone (720)502-4483.

Financial and Pro-Forma Financial Information

The spin-off of Nexfuels is not expected to have an impact upon T-Rex’s balance sheet, since the Project had no tangible or intangible assets, which had been capitalized and the financial statements of Nexfuels on a stand-alone basis would therefore not meet the 10% significance test of 11-01(b)(2) of Regulation S-X, as such financial information has not been provided.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the dividend spin-off of the carbon dioxide recovery project. Your consent to the dividend spin-off is NOT required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

For the Board of Directors of T-Rex, Inc.

/s/ Donald Walford
Donald Walford,
Chief Executive Officer

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